Exhibit 4.1

Amendment to the Rights Agreement

This Amendment to the Rights Agreement, by Gastar Exploration Inc., a Delaware corporation (the “Company”), is dated as of May 11, 2016 (this “Amendment”).

Recitals

A.

The Rights Agreement, by and between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), dated as of January 18, 2016 (the “Rights Agreement”) was previously adopted by the Board of Directors of the Company (the “Board”) on January 18, 2016.

B.

The Board has approved this Amendment as set forth below and, in accordance with Section 28 of the Rights Agreement, this Amendment shall become effective immediately as of the date of this Amendment whether or not also executed by the Rights Agent.

Amendment

NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1.	Section 1(a)(iv) of the Rights Agreement is hereby replaced in its entirety as follows:

“by means of share purchases or issuances (including debt to equity exchanges), directly from the Company or indirectly through an underwritten offering of the Company, in a transaction approved by the Board; provided however, that a Person shall be deemed to be an “Acquiring Person” if such Person (A) is or becomes the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding following such transaction and (B) subsequently becomes the Beneficial Owner of any additional shares of Common Stock without the prior written consent of the Company and then Beneficially Owns 4.9% or more of the shares of Common Stock then outstanding; or”

2.	Except as amended by this Amendment, the Rights Agreement remains the same and in full force and effect.

[Signature page follows.]

I hereby certify that this Amendment was duly adopted to be effective immediately as of the date first above written.

GASTAR EXPLORATION INC.,

as Company,

By: /s/ J. Russell Porter_____________
Name: J. Russell Porter
Title:   President and CEO

Signature Page to

Amendment to

Rights Agreement

I hereby certify that this Amendment was duly adopted to be effective immediately as of the date first above written.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Rights Agent,

By: _____________
Name:
Title:

Signature Page to

Amendment to

Rights Agreement